As filed with the Securities and Exchange Commission on November 27, 2006
Registration No. 33-85664

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

FIBERSTARS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3021850 (I.R.S. Employer Identification No.)

32000 Aurora Road Solon, OH (Address of principal executive offices)	44139 (Zip Code)
Fiberstars, Inc. 1994 Stock Incentive Plan Fiberstars, Inc. 1994 Directors’ Stock Option Plan Fiberstars, Inc. 1994 Employee Stock Purchase Plan
(Full title of the plans)
John M. Davenport Chief Executive Officer Fiberstars, Inc. 32000 Aurora Road Solon, OH 44139 (330) 715-1300 (Name, address and telephone number of agent for service)	Copy to: James S. Hogg, Esq. Cowden, Humphrey, Nagorney & Lovett, Co. LPA 1414 Terminal Tower 50 Public Square Cleveland, OH 44113 (216) 241-2880

CALCULATION OF REGISTRATION FEE
Title of Securities To be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
See Below (1)	NA	NA	NA	NA
(1)
No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement on Form S-8 (Registration No. 33-85664). Therefore, no further registration fee is required.

This Post Effective Amendment to Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

Post-Effective Amendment No. 1 to Form S-8

Explanatory Note

Reincorporation; Assumption of Registration Statement

This Post-Effective Amendment is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Amendment No. 1 to the registration statement on Form S-8, Registration No. 33-85664 filed on October 7, 1994 (the “Registration Statement”) by Fiberstars, Inc., a California corporation (“Fiberstars-California”) and the predecessor of Fiberstars, Inc., a Delaware corporation (“Fiberstars-Delaware” or the “Registrant”), relating to the Fiberstars, Inc. 1994 Stock Incentive Plan, the Fiberstars, Inc. 1994 Directors’ Stock Option Plan and the Fiberstars, Inc. 1994 Employee Stock Purchase Plan. Fiberstars-Delaware succeeded to the interests of Fiberstars-California following a reincorporation effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) between Fiberstars-Delaware and Fiberstars-California. The Merger Agreement provides for, among other things, the merger of Fiberstars-California with and into Fiberstars-Delaware, a wholly owned subsidiary of Fiberestars-California (the “Merger”). The Merger Agreement was approved by the shareholders of Fiberstars-California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 6, 2006.

As a result of the Merger, upon the effective date of the Merger, (1) each outstanding share of Fiberstars-California common stock, $0.0001 par value, was automatically converted into one share of common stock, $0.0001 par value of Fiberstars-Delaware; (2) each Series A Participating Purchase Right was automatically converted into a Series A Participating Preferred Purchase Right for the same number of shares of Series A Participating Preferred Stock of Fiberstars-Delaware; and (3) each outstanding option to purchase Fiberstars-California common stock, including options previously granted under the 1994 Stock Incentive Plan, as amended, and the 1994 Directors Stock Option Plan, as amended, and options previously granted and to be granted in the future under the 2004 Stock Incentive Plan, as amended (the “Stock Plans”), was automatically assumed by Fiberstars-Delaware and will represent an option to acquire shares of Fiberstars-Delaware common stock on the basis of one share of Fiberstars-Delaware common stock for each one share of Fiberstars-California common stock and at an exercise price equal to the exercise price of the Fiberstars-California option. Immediately prior to the consummation of the Merger, the Registrant had nominal assets and liabilities.

In accordance with Rule 414 under the Securities Act, Fiberstars-Delaware, as successor issuer to Fiberstars-California, hereby expressly adopts this Registration Statement as its own for all purposes of the Securities Act and the Exchange Act. The applicable registration fees were paid at the time of the original filing of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

  The following documents previously filed with the Commission are hereby incorporated by reference in this registration statement:

(1)	Annual Report on Form 10-K (File No. 0-24230) for the fiscal year ended December 31, 2005;

(2)	Quarterly Reports on Form 10-Q (File No. 0-24230) for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

(3)
Current Reports on Form 8-K dated January 6, 2006, April 3, 2006, April 7, 2006, May 17, 2006, June 2, 2006, July 7, 2006, July 11, 2006, August 15, 2006, September 28, 2006, November, 13, 2006, November 14, 2006 and November 27, 2006; and

(4)
The description of the common stock, preferred stock and preferred stock purchase rights contained in Current Report on Form 8-K filed November 27, 2006 (File No. 0-24230), including any amendment or report filed for the purpose of updating such description.

    In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that these provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, vote of stockholders or otherwise.

Article XI and Article XII of the Certificate of Incorporation of Fiberstars-Delaware (the “Certificate”) provide that the liability of officers and directors of the Registrant shall be eliminated or limited to the fullest extent authorized or permitted by the DGCL. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by these provisions of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available to the company. These provisions also do not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. Fiberstars-Delaware has obtained liability insurance for its officers and directors.

Article VI of the Bylaws of Fiberstars-Delaware provides that Fiberstars-Delaware shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of FIberstars-Delaware), by reason of the fact that such person is or was a director or officer of Fiberstars-Delaware, or is or was a director or officer of Fiberstars-Delaware serving at the request of Fiberstars-Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Article VI of the Bylaws of Fiberstars-Delaware further provides that in the event a director or officer has to bring suit against Fiberstars-Delaware for indemnification and is successful, Fiberstars-Delaware will pay such director’s or officer’s expenses of prosecuting such claim; that indemnification provided for by the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that Fiberstars-Delaware may purchase and maintain insurance on behalf of a director or officer against any liability asserted against such officer or director and incurred by such officer or director in such capacity, whether or not Fiberstars-Delaware would have the power to indemnify such director or officer against such expense or liability the DGCL.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. Fiberstars-Delaware is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

2.1(A)	Agreement and Plan of Merger between Fiberstars Inc., a California corporation, and Fiberstars, Inc., a Delaware corporation.

3.1(B)	Certificate of Incorporation of Fiberstars, Inc., a Delaware corporation

3.2(C)	Certificate Of Designation Of Series A Participating Preferred Stock of Fiberstars, Inc., a Delaware corporation: (Form 8-K, Exhibit 3.1)

3.3(D)	Bylaws of Fiberstars, Inc., a Delaware corporation.

4.1(C)	Specimen Common Stock Certificate of Fiberstars, Inc., a Delaware corporation.

4.2(C)	Rights Agreement between Fiberstars, Inc., a Delaware corporation and Mellon Investor Services, LLC

5.1	Opinion of Cowden, Humphrey, Nagorney & Lovett, Co., LPA as to the legality of the Common Stock being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cowden, Humphrey, Nagorney & Lovett, Co., LPA (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

99.1(E)	Fiberstars, Inc. 1994 Stock Incentive Plan, amended as of May 24, 2000.

99.2(F)	1994 Employee Stock Purchase Plan, amended as of December 7, 2000.

99.3(G)	1994 Director’s Stock Option Plan, amended s of May 23, 2001.

99.4(H)	2004 Stock Incentive Plan.

99.5(I)	Form of Stock Option Agreement under Fiberstars Inc. 2004 Stock Incentive Plan.

(A)	Incorporated by reference to Appendix C to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(B)	Incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(C)	Incorporated by reference to referenced Exhibit to Current Report on Form 8-K filed November 27, 2006.

(D)	Incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(E)	Incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000.

(F)	Incorporated by reference to Exhibit 99.3 to Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000.

(G)	Incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 (Commission File No. 333-68844) filed on August 31, 2001.

(H)	Incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 filed on November 27, 2006.

(I)	Incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-8 (Commission File No. 333-122686) filed on February 10, 2005.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on the 27th day of November, 2006.

FIBERSTARS, INC.
By:	/s/ JOHN M. DAVENPORT John M. Davenport President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Davenport and Robert A. Connors, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/John M. Davenport	Chief Executive Officer and Director (Principal Executive Officer)	November 27, 2006
John M. Davenport

/s/ Robert A. Connors	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 27, 2006
Robert A. Connors

/s/ John B. Stuppin	Chairman of the Board	November 27, 2006
John B. Stuppin

/s/ Jeffrey Brite	Director	November 27, 2006
Jeffrey Brite

/s/ Ronald A. Casentini	Director	November 27, 2006
Ronald A. Casentini

/s/ Michael A. Kasper	Director	November 27, 2006
Michael A. Kasper

/s/David N. Ruckert	Director	November 27, 2006
David N. Ruckert

/s/ Philip Wolfson	Director	November 27, 2006
Philip Wolfson

	Director	November , 2006
Paul von Paumgartten

INDEX TO EXHIBITS

Exhibit No.	Description

2.1(A)	Agreement and Plan of Merger between Fiberstars Inc., a California corporation, and Fiberstars, Inc., a Delaware corporation.

3.1(B)	Certificate of Incorporation of Fiberstars, Inc., a Delaware corporation

3.2(C)	Certificate Of Designation Of Series A Participating Preferred Stock of Fiberstars, Inc., a Delaware corporation: (Form 8-K, Exhibit 3.1)

3.3(D)	Bylaws of Fiberstars, Inc., a Delaware corporation.

4.1(C)	Specimen Common Stock Certificate of Fiberstars, Inc., a Delaware corporation.

4.2(C)	Rights Agreement between Fiberstars, Inc., a Delaware corporation and Mellon Investor Services, LLC

5.1	Opinion of Cowden, Humphrey, Nagorney & Lovett, Co., LPA as to the legality of the Common Stock being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cowden, Humphrey, Nagorney & Lovett, Co., LPA (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

99.1(E)	Fiberstars, Inc. 1994 Stock Incentive Plan, amended as of May 24, 2000.

99.2(F)	1994 Employee Stock Purchase Plan, amended as of December 7, 2000.

99.3(G)	1994 Director’s Stock Option Plan, amended s of May 23, 2001.

99.4(H)	2004 Stock Incentive Plan.

99.5(I)	Form of Stock Option Agreement under Fiberstars Inc. 2004 Stock Incentive Plan.

(A)	Incorporated by reference to Appendix C to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(B)	Incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(C)	Incorporated by reference to referenced Exhibit to Current Report on Form 8-K filed November 27, 2006.

(D)	Incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(E)	Incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000.

(F)	Incorporated by reference to Exhibit 99.3 to Registration Statement on Form S-8 (Commission File No. 333-52042) filed on December 18, 2000.

(G)	Incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 (Commission File No. 333-68844) filed on August 31, 2001.

(H)	Incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 filed on November 27, 2006.

(I)	Incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-8 (Commission File No. 333-122686) filed on February 10, 2005.